STATE OF ALABAMA                            )
                                            )                          SUBLEASE
COUNTY OF JEFFERSON                         )


         THIS SUBLEASE is made and executed on the 9th day of September, 1996 and between PARKER TOWING COMPANY, INC., an Alabama corporation having its principal office in the City of Tuscaloosa, Tuscaloosa County, Alabama, herein referred to as "Parker"; and COVOL TECHNOLOGIES, INC., a Delaware corporation having its principal office in the City of Lehi, Utah, herein referred to as "Covol."

                                                W I T N E S S E T H

         WHEREAS, Parker is the Lessee under a certain Lease Agreement dated May 24, 1988, with AmSouth Bank N.A., Birmingham, Alabama, and Mary Harris Wood, as Co-Trustees under the Will of Allen K. Wood, Deceased, as Lessor (the "Owner"), pertaining to the lease of 280 acres of land in Jefferson County, Alabama (the "Parker Property"); and Parker has, pursuant to the provisions of Section XV of that Lease exercised an Option to renew for an additional five year term (such that term now extends to May 23, 1998); and, Parker desires to sublease to Covol, and Covol desires to rent from Parker, a portion (consisting of approximately 15.45 acres, more particularly described below) of said real property for a term also extending to May 23, 1998;

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

                                                     SECTION I

                                     Demise, Description, and Use of Premises.

         (a) Parker hereby demises and leases to Covol and Covol leases from Parker, to have and to hold through the term hereof for the sole purpose of operating a facility which will heat coal fines, blend the fines with a bonding agent and extrude the material making a high quality metallurgical coal product and conducting activities related thereto, those certain premises and appurtenances, situated in Jefferson County, Alabama, and more particularly described and shown on the plat prepared by Almon Associates and attached hereto as Exhibit "A".

         As used herein, the term "premises"' refers to the real property above described and to any improvements located thereon from time to time during the term hereof, but specifically excludes mineral, mining, timber, or oil and gas rights.

                                                    SECTION II

                                                       Term.

         The term of this Sublease shall commence on September 1, 1996, and shall be for a period of approximately two years, expiring May 23, 1998. In addition, the term hereof may be extended for two consecutive extension terms, one for five years (through May 23, 2003) and the second for three additional years (through May 23, 2006). In order to exercise such option, Covol shall so notify Parker in writing not less than 210 days prior to the end of the then existing term, whereupon the term hereof shall automatically be extended accordingly. As used herein, the expression "term hereof" refers to such initial term and to any extension hereof.

                                                    SECTION III

                                                 Rent and Wharfage

         (a) Rental Payments. Covol shall pay to Parker, as rent for the premises, the sum of One Dollar per year during the term of this Sublease.

         (b) Wharfage. Covol agrees to pay wharfage for all cargo, goods, merchandise, or whatever, either bulk or package (the "Cargo"), which is moved by Covol or its assignees or licensees through, across or onto any dock and wharf facilities located on the premises, an amount equal to fifty cents ($.50) per ton (2,000 pounds) of Cargo. Notwithstanding the foregoing, no such wharfage shall be payable in the event Parker or any of its subsidiaries or affiliated companies provides barging for such Cargo. In the event any Cargo is moved onto or from the premises by truck or other method other than by barge, by Covol or its assignees or licensees, Covol agrees to pay Parker a storage fee in an amount equal to fifty ($.50) per ton (2,000 pounds) of such Cargo. Each such payment of wharfage and storage shall be due on or before the 15th day of the month for the immediately preceding month.

         (c) Late Payments. Covol shall be obligated to pay a late fee equal to two percent of the amount of any rental or wharfage installment which is not paid within ten (10) days from its due date, which late fee shall be due and paid with the late rental or wharfage and storage installment.

         (d) Access to Records. Covol will furnish to Parker, by the 15th day of each month, a report setting out the volume of all Cargo shipped to or from the premises, including the number of barges or trucks loaded or unloaded and the type and weight of Cargo, during the preceding month. At all reasonable times and intervals, Parker may examine the books of account of Covol and any other reports, records and materials of Covol pertaining to the determination of wharfage and storage due hereunder; and upon written request by Parker, Covol shall promptly furnish Parker copies of such records, reports and materials.

                                                    SECTION IV

                                     Warranties of Title and Quiet Possession.

         Parker covenants that Parker is the tenant of AmSouth Bank N.A., Birmingham, Alabama, and Mary Harris Wood, as Co-Trustees under the Will of Allen K Wood, Deceased, as above recited; and has full right to make this Sublease and that Covol shall have quiet and peaceable possession of the demised premises during the term hereof.

                                                     SECTION V
                        Compliance with Laws; Waste and Nuisance Prohibited.

         During the term of this Sublease, Covol shall comply with all applicable laws, regulations or governmental rules affecting the premises demised hereunder, including, without limitation, all state or federal laws or regulations respecting environmental protection or hazardous wastes or substances. Covol also agrees to furnish from time to time, upon the request of Parker or Owner, a certificate to the effect that Covol is at the time of such request in compliance with all such laws, regulations or governmental rules. Covol shall not commit, or suffer to be committed, any waste on the premises, or any nuisance. Covol hereby covenants and agrees to indemnify and hold harmless Parker and Owner for any loss or damage to either of them or their respective interests in the premises as a result of any violation of the foregoing covenants.

                                                    SECTION VI

                                             Abandonment of Premises.

         Covol shall not vacate or abandon the premises at any time during the term hereof. Neither shall Covol cease to use the premises at any time as a facility for receiving, storing, processing and loading coal product, except that in the event of casualty or other loss Covol may cease to use the premises for such purpose for such time as shall be reasonably required to repair the facility.

                                                    SECTION VII

                                     Construction; Ownership of Improvements.

         (a) Construction of Improvements. Covol, at its own cost and expense, may make such improvements to the premises, including erection of a coal loading facility, processing facilities, buildings, docks, roads, and other facilities that may be required in the operation of its business, and may dredge any waterway serving the premises. Covol shall have the right at any time and from time to time to grade, gravel and clear the premises, and to construct on all or any part of the premises such buildings, structures and other improvements as Covol shall determine will further Covol's construction and operation of its facility. All costs and expenses incurred in connection with any construction, site preparation, grading or similar activities shall be borne solely by Covol.

         (b) Use of Existing Equipment. Covol shall have the right, without any payments in excess of the rent due hereunder, to use in conjunction with its use of the premises such conveyors, motors and hoppers as are presently located on the premises [and as are more fully described on the schedule attached hereto as Exhibit "B"]. All such equipment is provided as is, where is and Covol hereby assumes the risk of use of all such equipment and agrees to indemnify and hold harmless Parker for any injury, loss or damage resulting from such use.

         (c) Alterations and Additions. Covol shall have the right at any time, at its own discretion and solely at its expense, to make additions to or alterations of any of the buildings, structures or other improvements on the premises.

         (d) Ownership of Improvements. All buildings, structures and other improvements and all machinery, equipment and trade fixtures (other than as described below) now or hereafter constructed, installed or placed by Covol upon the premises or any part thereof, shall become affixed to the premises and shall become the property of Parker upon the termination of the Sublease. Notwithstanding the foregoing, Covol shall be entitled prior to the termination of this Sublease to remove machinery (other than the conveyors and other equipment furnished by Parker under Paragraph (b) hereof), rolling stock and office furniture and equipment.

                                                   SECTION VIII

                                   Parker's Right of Re-entry; Access Easements.

         (a) Right of Re-entry. Covol shall permit Parker and the agents and employees of Parker to enter into and upon the premises at all reasonable times for the purpose of inspecting the, same, or for the purpose of posting notices of nonresponsibility for alterations, additions, or repairs, without any rebate of rent and without any liability to Covol for any loss of occupation or quiet enjoyment of the premises thereby occasioned, and shall permit Parker or the Owner and their respective agents and employees, at any time within the last ninety (90) days prior to the expiration of this Sublease, or any extension thereof, to place on the demised premises any usual or ordinary "To Lease" or "For Sale" signs and exhibit the premises to prospective tenants or purchasers at reasonable hours.

         (b) Access Easements. Parker agrees to provide Covol an easement at least thirty (30) feet wide, for ingress and egress to the Premises, such easement to be located for the mutual convenience of Covol and Parker. In addition, Parker hereby retains an easement over and across the premises for general ingress and egress to and from the Parker Property or any part thereof. Such easement shall inure to the benefit of Parker and any successor, assign or sublessee of Parker occupying any of the Parker Property.

                                                    SECTION IX

                                            Subletting and Assignment.

         The parties acknowledge the limited purposes for which the premises are to be used, and therefore agree that, except as hereinafter set forth, Covol may sublet the premises in whole or in part, or may assign or transfer this Sublease, or any interest herein, only with Parker's prior written consent, which consent may be withheld in the event Parker determines that such subletting, assignment or transfer would or could result in any additional liability or economic loss to it, or for other reasons in the reasonable discretion of Parker. No consent to any subletting, assignment or transfer shall be deemed to be a consent to any subsequent subletting, assignment or transfer. No sublease, assignment or transfer of any interest in this Sublease shall release Covol from, or otherwise affect in any manner, any of Covol's obligations hereunder and Covol hereby expressly agrees that it shall continue to be liable for its obligations hereunder notwithstanding any sublease, assignment or transfer as contemplated by this Section IX.

                                                     SECTION X

                                               Taxes and Assessment.

         (a) Taxes. Covol shall pay all ad valorem taxes assessed to or on any buildings, improvements, futures, machinery or personal property located on the premises. In the event any of such property is not assessed separately from other portions of the Parker property, the parties shall endeavor to have such property separately assessed or, failing such, to allocate any taxes payable according to the relative values of the properties.

         (b) Fees. All license fees of every kind and nature which may be levied, assessed, charged or imposed or which may become a lien or charge on or against the land hereby demised, or any part thereof, arising from or due to any improvements placed on the premises by Covol or by and through Covol's operations shall be paid by Covol.

                                                    SECTION XI

                                                    Utilities.

         (a) Payment of Costs. Covol shall fully and promptly pay for all water, gas, heat, light, power, telephone service, and other public utilities of every kind, including connection fees and installation expenses, furnished to the premises throughout the term hereof, and all other costs and expenses of every kind whatsoever of or in connection with the use, operation, and maintenance of the premises and all activities conducted thereon, and Parker shall have no responsibility of any kind for any thereof.

         (b) Utility Easement; Access Easements. Covol shall be entitled and is hereby authorized to enter into such easement agreements with utility companies as may be required or needed in order to provide service to any improvements located on the premises; provided, however, the precise ground location of such easements shall be approved in advance by Parker, and Parker will cooperate in planning for utility service to the site.

                                                    SECTION XII

                                                      Liens.

         (a) Covol's Duty to Keep Premises Free of Liens. Covol shall keep all of the premises and every part thereof and all buildings and other improvements at any time located thereon free and clear of any and all mechanics', materialmen's, and other liens for or arising out of or in connection with work or labor done, services performed, or materials or appliances used or furnished for or in connection with any operations of Covol, any alteration, improvement, or repairs or additions which Covol may make or permit or cause to be made, or any work or construction, by, for, or permitted by Covol on or about the premises, or any obligations of any kind incurred by Covol. Covol shall at all times promptly and fully pay and discharge any and all claims on which any such lien may or could be based, and agrees to indemnify Parker and all of the premises and all buildings and improvements thereon against all such liens and claims of liens and suits or other proceedings pertaining thereto.

         (b) Contesting Liens. If Covol desires to contest any such lien, it shall notify Parker of its intention to do so within thirty (30) days after the filing of such lien. In such case, and provided that Covol shall on demand protect Parker by a good and sufficient surety bond against contest, Covol shall be permitted to pursue such contest so long as neither Parker's leasehold interest nor Owner's fee interest shall be impaired or endangered. In the event of any such contest, Covol shall protect and indemnify Parker and Owner against all loss, expenses, and damage resulting therefrom.

                                                   SECTION XIII

                                                 Attorney's Fees.

         If any action at law or in equity shall be brought to recover any rent under this Sublease, or for or on account of any breach of, or to enforce or interpret any of, the covenants, terms, or conditions of this Sublease, or for the recovery of the possession of the premises, the prevailing party shall be entitled to recover from the other party as part of the prevailing party's costs, reasonable attorney's fees.

                                                    SECTION XIV

                                                    Indemnity.

         Covol assumes responsibility for the condition of the premises and covenants for and agrees that (except as expressly provided below) neither Parker nor Owner shall be liable for any injuries or damages to persons or property caused by Covol or occurring on the premises during the use, occupation, control or enjoyment of the premises by Covol, and Covol will save and hold harmless Parker and Owner from and against any and all such liability, loss, penalties, damages, expenses and judgments whatsoever on account of such injuries or damages, including reasonable attorney's fees and court costs; provided, that Parker shall be responsible for damages to persons or property caused by Parker or by Waterway Forest Products, Inc., Cargo Handlers, Inc., other affiliates of Parker, or their agents, employees, contractors, subcontractors, customers or invitees, including injuries occurring on the premises. In addition, Covol shall be responsible for, and shall indemnify and hold Parker harmless against any claims arising out, any and all injuries to Covol's employees, contractors or while on or about any barge or other vessel owned by Parker but within the custody and control of Covol or parties acting under contract with or with permission of Covol. Without limiting the generality of the foregoing, Covol agrees, upon the request of Parker or Owner, to defend any claim against such party, or both of them, in any way related to any such injuries or damages.

                                                    SECTION XV

                                            Use of Run-Off Control Pond

         The parties acknowledge that there is a run-off control pond located on the premises. Covol shall cooperate with Parker in causing Covol to be named by the Alabama Department of Environmental Management as the "operator" of such pond and shall be solely responsible for control of such pond under the rules and regulations applicable thereto. Covol shall be solely responsible for any injury occurring in or on such pond and shall indemnify and hold harmless Parker for any such injury, damage or failure to comply with applicable laws, rules and regulations.

                                                    SECTION XVI

                                              Redelivery of Premises.

         Covol shall pay the rent, wharfage, storage and all other sums required to be paid by Covol hereunder in the ~mounts, at the times, and in the manner herein provided, and shall keep and perform all other terms and conditions hereof on its part to be kept and performed, and, at the expiration of this Sublease, shall peaceably and quietly quit and surrender to Parker the premises in good order and condition subject to the other provisions of this Sublease.

                                                   SECTION XVII

                                               Remedies Cumulative.

         All remedies hereinbefore and hereinafter conferred on Parker and Covol shall be deemed cumulative and no one exclusive of the other, or of any other remedy conferred by law.

                                                   SECTION XVIII

                                                    Insurance.

         (a) Property Insurance. Covol shall at all times during the term of this Lease, and at Covol's sole expense, keep all improvements which are a part of the premises insured on an "all risk of loss" basis for their full replacement value.

         (b) Liability Insurance. Covol shall maintain in effect throughout the term of this Sublease Commercial General Liability Insurance, including coverage for their Maritime Operations, with a combined-single limit of $1,000,000 per occurrence, $2,000,000 annual aggregate. Covol will also carry the appropriate Wharfingers, Terminal Operators, and Stevedores Liability Coverage, to include bodily injury liability, with a Combined-Single Limit of $1,000,000. Both of these policies shall name Parker, Waterway Forest Products, Inc., and Cargo Handlers, Inc. as additional insureds.

         Automobile Liability Coverage, including Hired and Non-Owned Coverage, shall be carried with Combined-Single Limit of $1,000,000.

         Umbrella Liability Coverage in the Mount of $2,000,000 shall be carried with Parker, Waterways Forest products, Inc., and Cargo Handlers, Inc. shown as additional insureds.

         (c) Worker's Compensation Insurance. Covol will also carry Worker's Compensation Coverage with a Longshoreman and Harbor
Worker's Endorsement, with waiver of subrogation in favor of Parker, Waterways Forest Products, Inc. and Cargo Handlers, Inc.

         (d) Insurance During Construction. In regard to any construction operations to be performed on behalf of Covol on these premises, Covol shall ensure that all contractors and subcontractors are adequately insured with Commercial General and Automobile Liability Coverages, including coverages for the Maritime Operations of such contractors and subcontractors for limits of $1,000,000 per occurrence, $2,000,000 per Annual Aggregate, and an Umbrella Policy in the Mount of $2,000,000. Such policies shall name Parker, Waterways Forest Products, Inc., and Cargo Handlers, Inc., as additional insureds. Covol shall also ensure that all such contractors and subcontractors shall carry Worker's Compensation Coverages with the Longshoreman and Harbor Worker's Endorsement and subrogation shall be waived against Parker, Waterways Forest Products, Inc., and Cargo Handlers, Inc.

         Covol shall also execute a contract, in a form satisfactory to Parker, with such subcontractors and contractors whereby Covol, Parker, Waterways Forest Products, Inc., and Cargo Handlers, Inc. will be held harmless for any liability arising out of the contractors or subcontractors operations in regard to construction on these premises.

         (e) Certificates. Upon execution of this Sublease and thereafter from time to time upon the request of Parker, Covol shall furnish certificates of insurance providing 30 days notice of cancellation, non-renewal or material changes in any of the foregoing policies.

                                                    SECTION XIX

                                                     Default.

         (a) Events of Default. Each of the following acts or omissions of Covol or occurrences shall constitute an event of default hereunder:

                  (i) Failure to pay rent, wharfage, storage or other payments hereunder promptly when due, if any such failure continues for a period of ten (10) days following written notice to Covol of such failure;

                  (ii) Failure to perform or preserve any other obligation, covenant or condition of this Sublease by Covol and the continuation of such failure for a period of thirty (30) days following written notice to Covol of such failure, unless Covol upon receipt of such notice in good faith shall have promptly commenced and thereafter shall continue diligently to prosecute all action necessary to cure each default.

                  (iii) Covol shall file a voluntary petition in bankruptcy or shall be adjudicated as a bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal or state law relating to bankruptcy, insolvency or other relief for debtors; or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of itself; or shall make any assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due.

                  (iv) The entry by court of competent jurisdiction of an order, judgment or decree approving a petition filed against Covol seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty
                              (60) days (whether or not consecutive) from the date of entry thereof; or the appointment of any trustee, receiver or liquidator of Covol without the consent or acquiescence of Covol, which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive).

         (b) Remedies. Upon the occurrence of any event of default, Parker shall have the option, in addition to any remedy or right given hereunder or by law or equity, to do any one or more of the following

                  (i) Terminate this Sublease, in which event Covol shall immediately surrender possession of the premises to Parker together with all rights of Covol with respect to the premises.

                  (ii) Re-enter and take possession of the premises with or without having terminated this Sublease.

                  (iii) Alter locks and other security devices of Covol at or on the premises;

                  (iv) File suit to collect any and all amounts presently due and owing to Parker.

         If Parker elects to repossess the premises without terminating the Sublease, the rent required to be paid by Covol to Parker thereafter during the remainder of the term hereof shall be due and payable each month as herein provided, and Parker may bring action from time to time to collect such amounts as have already accrued without waiting until expiration of the current term, provided that any net sums received by Parker by reletting the premises during said period shall be applied against the total indebtedness of Covol to Parker hereunder, but in no event shall Covol be entitled to any excess of any rents obtained by reletting over and above the rent herein reserved, although Covol shall receive credit therefor against rents as they accrue.

         (c) Forbearance No Waiver. Any forbearance or failure of Parker to enforce its rights under this Sublease shall not be deemed a waiver of such rights and shall not constitute a waiver of its right to proceed against Covol for any act of default then existing or thereafter occurring.

                                                    SECTION XX

                                             Effect of Eminent Domain.

         (a) Effect of Total Condemnation. In the event the entire premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Sublease shall terminate and expire as of the date of such taking, and Parker and Covol shall thereupon be released from any liability thereafter accruing hereunder, except for Covol's obligations to indemnify and hold harmless Parker and Owner.

         (b) Effect of Partial Condemnation. In the event a portion of the premises shall be so appropriated or taken and the remainder of the premises shall not be suitable for the use then being made of the premises by Covol, or if the remainder of the premises is not one undivided parcel of property, Covol shall have the right to terminate this Sublease as of the date of such taking or giving to Parker written notice of such termination within ninety (90) days after Parker has notified Covol in writing that a portion of the premises has been so appropriated or taken. In the event of such partial taking and Covol does not so terminate this Sublease, then this Sublease shall continue in full force and effect as to the part not taken.

         (c) Condemnation Award. In the event of the termination of this Sublease by reason of the total or partial taking of the premises by eminent domain, then in any such condemnation proceedings Parker and Covol shall be free to make claim against the condemning or taking authority for the amount of any damage done to them, respectively, as a result thereof.

                                                    SECTION XXI

                                               Permits and Licenses.

         Parker agrees to take such steps as shall be reasonably necessary to assign to Covol the benefit of Parker's existing permits with respect to use of navigable waterways contiguous to the premises. Covol shall be responsible for obtaining and maintaining all other necessary permits, licenses and approvals required in connection with its use of the premises. Parker shall not be responsible for obtaining any such other permits, licenses or approvals, but shall execute such applications or other documents as Covol shall reasonably request so long as Parker shall not incur any liability thereunder.

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                                                   SECTION XXII

                                            Waste Disposal; Covenant to
                                      Comply with Environmental Requirements.

         (a) Covol shall promptly remove from the premises all waste products produced in connection with its use of the premises and all spoil resulting from any dredging and waterway improvement. Such waste products may be stored on the premises, in a safe and sanitary manner, for a period not exceeding sixty (60) days. The coals fines used by Tenant as feedstock for its coal processing plant will not be considered a waste product and may be reasonably stockpiled for operational purposes.

         (b) Environmental Covenant and Indemnity. Without limiting the generality of Paragraph (a) hereof, Covol agrees to comply in all respects with all laws, rules and regulations pertaining to storage, use or disposal of hazardous substances or wastes. In addition, Covol agrees to indemnify, defend and hold harmless Parker, the Owner and their respective officers, directors, employees, agents, assignees, sublessees and licensees from any liability which may arise from or relate in any way, directly or indirectly, to the handling, use, generation, processing, release, discharge, storage or disposal of any hazardous or toxic substances, including, without limitation, petroleum products or byproducts, any flammable explosives, radioactive materials, hazardous materials, hazardous waste, asbestos, PCB's, phosphates, lead or other heavy metals, chlorine, radon gas, "hazardous substance," "hazardous material," or "hazardous waste," all as contemplated and governed by applicable federal, state or local laws, rules and regulations pertaining to such matters.

         (c) Notwithstanding other provisions herein, Tenant will not be responsible or liable for contamination of the premises which occurred prior to the execution of this Lease. Tenant will establish a baseline for such contamination by taking ground water and other samples within 30 days of execution of this Lease. The samples will then be analyzed and the reports therefrom will establish the baseline for allocation of liability under this Lease. Tenant will furnish a copy of such fundings to the Landlord and Landlord may independently verify Tenant's findings.

                                                   SECTION XXIII

                                             Miscellaneous Provisions.

         (a) Time of the Essence. The parties agree that time shall be of the essence as to the performance of each and every provision hereof.

         (b) Notices. Any and all notices by Parker to Covol, or by Covol to Parker, shall be in writing and shall be deemed to have been given when personally delivered to the other party or when deposited in the U.S. mail, registered or certified, return receipt requested, addressed to the respective addresses below stated:

         To Parker at:              Parker Towing Company, Inc.
                                    Post Office Box 020908
                                    Tuscaloosa, Alabama 35402-0908

         To Covol at:               Covol Technologies, Inc.
                                    3280 No. Frontage Road
                                    Lehi, UT 84043

         Either party may at any time change the address by notice to the other party in writing by registered or certified U.S. mail, return receipt requested. Unless Parker shall have given notice of, and there shall be continuing, any event of default as provided in Section XVIII hereof, rent shall be payable by check sent by ordinary mail by Covol to Parker at the address set forth above or any change thereof made pursuant to this Section.

         (c) Successors and Assigns. All covenants, agreements, provisions, conditions and undertakings in this Sublease contained, shall extend to and be binding upon the heirs, executors, successors and assigns or Parker and Covol, respectively, but nothing herein shall permit sublease or assignment by Covol without compliance with Section IX hereof.

         (d) Holdover. If Covol shall continue in possession of the premises after the expiration of the term of this Sublease, or any extension thereof, such tenancy shall be from month-to-month only and upon all the terms, covenants and conditions hereof.

         (e) Lease Agreement. Covol hereby acknowledges receipt of the Lease Agreement pursuant to which Parker occupies the premises. Parker has obtained consent to this Sublease, as required under the terms of such Lease Agreement. Covol agrees not to take any actions which would cause the occurrence of a default or event of default under such Lease Agreement.

         IN WITNESS WHEREOF, the parties have executed this Sublease in duplicate original counterparts as of the date first above written.

         This 9th day of September, 1996.

WITNESS                                           PARKER TOWING COMPANY, INC.


Beverly Smith                                    By: Richard A. Kienitz

                                                 COVOL TECHNOLOGIES, INC.


                                                  By: Michael Midgley

STATE OF ALABAMA                    )           PARKER TOWING COMPANY, INC.
JEFFERSON COUNTY                    )           19 JULY 1994

         A parcel of land lying and being in the east half of the Southwest Quarter of Section 6, Township 17 South, Range 5 West, Jefferson County, Alabama, containing 15.45 acres, more or less, and being more particularly described as follows:

         Commence at the northwest corner of said Section 6; thence southerly along the west boundary of said Section 6 a distance of 3,035.09 feet; thence with a deflection angle of 90 degrees 00 minutes 00 seconds to the left, run easterly a distance of 2,023.16 feet to the point of beginning; thence with a deflection angle of 21 degrees 08 minutes 28 seconds to the right, run southeasterly a distance of 574.53 feet; thence with a deflection angle to the right of 72 degrees 46 minutes 06 seconds, run southerly a distance of 1,202.65 feet to the right margin of the Locust Fork of the Black Warrior River; thence with a deflection angle to the right of 97 degrees 00 minutes 16 seconds, run westerly along the right margin of said river a distance of 529.49 feet; thence with a deflection angle to the right of 81 degrees 58 minutes 47 seconds run northerly a distance of 1,308.48 feet to the point of beginning.

STATE OF ALABAMA                    )              Parker Towing Company, Inc.
JEFFERSON COUNTY                    )                      Field Line Easement
                                                              29 December 1994


         A parcel of land lying and being in the east half of the Southwest Quarter of Section 6, Township 17 South, Range 5 West, Jefferson County,
Alabama, containing 3.31 acres, more or less, and being more particularly described as follows:

         Commence at the northwest corner of said Section 6; thence southerly along the west boundary of said Section 6 a distance of 3,021.21 feet; thence with a deflection angle of 90 degrees 00 minutes 00 seconds to the left, run easterly a distance of 1,748.51 feet to the POINT OF BEGINNING; thence with a deflection angle of 02 degrees 53 minutes 37 seconds to the right, continue easterly a distance of 275.00 feet; thence with a deflection angle to the right of 90 degrees 00 minutes 00 seconds, run southerly a distance of 525.00 feet; thence with a deflection angle to the right of 90 degrees 00 minutes 00 seconds, run westerly a distance of 275.00 feet; thence with a deflection angle to the right of 90 degrees 00 minutes 00 seconds run northerly a distance of 525.00 feet to the POINT OF BEGINNING.